UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Air Products and Chemicals, Inc.

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On December 18, 2024, Air Products and Chemicals, Inc. (the “Company”) posted the following material on its website, https://www.voteairproducts.com/:

Vote “FOR” Only Air Products’ Director Nominees on the White Proxy Card today Guided by our experienced Board of Directors and management team, Air Products is executing a two-pillar growth strategy to continue profitably growing our core industrial gas business while capitalizing on our first-mover advantage in the clean hydrogen market, which we believe will produce tremendous value for our shareholders over the longterm. We continue to take a disciplined approach to capital allocation and are conducting a thoughtful succession planning process to identify a President to serve as a qualified successor to Mr. Ghasemi - a process driven by our Lead Independent Director and with the support of the full Board and an executive search firm.

We are delivering on our strategy Air Products’ higher purpose is to bring people together to collaborate and innovate solutions to the world’s most pressing energy and environmental challenges. This drives our pursuit of sustainable, long-term growth opportunities to deliver value to our n shareholders, customers, and employees, as well as to communities around the world where we have operations. Our growth strategy is focused on creating shareholder value. Our core industrial gas business continues to achieve industry-leading profitability. At the same time, Air Products is acting as a first mover to deliver clean hydrogen at scale.

Strength in our leadership Support from across our communiuty

CAST YOURVOTE Your vote matters! Vote “FOR” only Air Products Director Nominees on the WHITE Proxy Card today!

Disclaimer This website is provided merely as information and Is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. This website does not recommend the purchase or sole of any security. This website is not intended to be, nor should it be construed or used as, investment tax or legal advice. This website is the exclusive property of Air Products and may not be reproduced or distributed, in whole or in part, without the express prior written consent of the Company, Important Additional Information The Company and certain of its directors and executive officers are deemed to be “participants’’(as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”). The Company filed its definitive proxy statement (the “Definitive Proxy Statement”) and a WHITE universal proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on December 3, 2024 in connection with such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH DEFINITIVE PROXY STATEMENT, ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Definitive Proxy Statement contains information regarding the identity of the participants, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities and can be found in the appendix titled “Supplemental Information Regarding Participants in the Solicitation” of the Definitive Proxy Statement and available here. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3,4, and 5, which are available on the Company’s website available here or through the SEC’s website at www.sec.gov. Shareholders will be able to obtain the Definitive Proxy Statement, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at httos://investors.airoroducts.com. Cautionary Statement The timing of these postings are made at the discretion of the Company. Readers should not assume that the information contained on this website has been updated or otherwise contains current information. The Company does not review past postings to determine whether they remain accurate, and information contained in such postings may have been superseded. This website contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s expectations and assumptions as of the date of this release and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including the risk factors described in our Annual Report on Form 10-Kfor the fiscal year ended September 30, 2024 and other factors disclosed in our filings with the Securitiesand Exchange Commission. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs or expectations or any change in events, conditions or circumstances upon which any such forward-looking statements are based. Testimonials, Other Quotations and Third-Party Statements This website may contain or refer to news, commentary and other information relating to the Company generated by, or sourced from, persons or companies that are not affiliated with the Company, The Company has neither sought nor obtained consent from any other third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, Including, without limitation, information generated by Mantle Ridge LP or its affiliated parties (collectively, the “Dissident Group”). The Company has not assisted in the preparation of any third party information, including, without limitation, information generated by the Dissident Group. Any statement or information that is obtained or derived from statements made or published by a third party should not be viewed as indicating the support of such third party for any view expressed on this website. This website may contain links to articles and/or videos (collectively, “Media”). The views and opinions expressed in such Media or those of the author(s)/speaker(s) referenced or quoted in such Media, unless specifically noted otherwise, do not necessarily represent the opinions of the Company.

Mantle Ridge’s Proposed Nominees Mantle Ridge is seeking to replace four directors who are integral to our Board: Seifollah (Seifi) Ghasemi, Edward L. Monser, Charles Cogut and Lisa A. Davis. If successful, Mantle Ridge’s nominees would eliminate significant and relevant expertise brought by these current directors and disrupt the significant progress the Company has made. CAST YOURVOTE Your vote matters! Vote “FOR” only Air Products Director Nominees on the WHITE Proxy Card today! Contact us

Read More on Dennis Reilley

Dec 13 2024

Activist Air Products Board Nominee is Said to be Source of Decade-old M&A Leak: Court Filing

Semafor

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Feb 11 2020

Oklahoma City Oilman Fined $100,000 for Lying to the FBI

The Oklahoman

READ FULL ARTICLE

Dec 13 2019

SEC Accuses Oklahoma Oilman of Making $1.18 Million off Insider Trading

The Oklahoman

READ FULL ARTICLE

Dec 12 2019

SEC Complaint

United States Securities and Exchange Commission vs. John Special and Michael Murphy

VIEW COMPLAINT

Dec 19 2019

SEC Complaint

United States Securities and Exchange Commission vs. John Kenneth Davidson

VIEW COMPLAINT

Mar 5 2019

Trial Transcript

The United States of America vs. John Kenneth Davidson

DOWNLOAD TRANSCRIPT

Feb 27 2019

FBI Insider Trading Probe Results in Criminal Charge in Oklahoma City Federal Court

The Oklahoman

READ FULL ARTICLE

Advocacy

Recent Praise from Mantle Ridge's Letters to Air Products' Board

Mantle Ridge Statements in Support of Air Products Nominees*

Despite publicly criticizing Air Products management and leadership, Mantle Ridge and its Founder and CEO, Paul Hilal, were privately supportive of Air Products CEO, Seifi Ghasemi, and Lead Independent Director, Ed Monser, just weeks ago. These actions reinforce the obvious discrepancy between what Mantle Ridge says and what they do. As the Annual Meeting approaches, shareholders should consider the following:

*Permission to use quotations neither sought nor obtained

> We are so grateful for and proud of our history with the Company and with Seifi. We have admired with greatest satisfaction the Company's many important achievements under Seifi's leadership, and under the stewardship of the Board. We have a deep admiration and personal regard and affection for Seifi.

Paul Hilal
Founder and CEO of Mantle Ridge - October 2, 2024

> Ed Monser [is] the kind of truly independent, high-inte
> that we think can best serve shareholders.

Paul Hilal
Founder and CEO of Mantle Ridge - October 11, 2024

1 2 3 4

Mantle Ridge’s Proposed Nominees We believe Mantle Ridge nominees have been selected not because their experience is superior to or more relevant than our existing nominees, but rather because of pre-existing relationships with Mr. Hilal or reliability as a previous activist nominee. Dennis Reilley Paul Hilal Tracy McKibben Andrew Evans MANTLE RIDGE CHAIRMAN NOMINEE Media reports raise serious questions regarding whether Mr. Reilley repeatedly leaked confidential Board materials. Has not sat on a public Board in nearly 6 years since resigning from three directorships shortly before news reports surfaced that he was being investigated by the FBI for insider trading* Has not held an executive or operating position in over 17 years since retiring in 2007 Owns no shares in Air Products Longstanding relationship with Paul Hilal including his tenure on the CSX Board and serving as a nominee of Mantle Ridge in its activist fight at Dollar Tree Has a two-year consulting agreement with Mantle Ridge, misaligning his interests from those of Air Products’ shareholders Activist Director for hire: Mantle Ridge’s Candidate at CSX and Dollar Tree Founding Member of Trian Advisory Partners; Publicly Supported Trian’s Activist Campaigns at Disney, P&G, and DuPont *Nolan Clay, The Oklahoman, February 27, 2019, “FBI insider trading probe results in criminal charge in Oklahoma City federal court” Mantle Ridge would remove a successful executive leader amid a thorough succession process currently underway. Learn more about Seifollah (“Seifi”) Ghasemi, Chairman, President and Chief Executive Officer, a highly respected executive in industrial gases and specialty chemicals. Discover More Our Board Strategy DISCOVER MORE DISCOVER MORE

Disclaimer This website is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. This website does not recommend the purchase or sale of any security. This website is not intended to be, nor should it be construed or used as, investment, tax or legal advice. This website is the exclusive property of Air Products and may not be reproduced or distributed, in whole or in part, without the express prior written consent of the Company. Important Additional Information The Company and certain of its directors and executive officers are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2025 Annual Meeting of Shareholders (the “Annual Meeting”). The Company filed its definitive proxy statement (the “Definitive Proxy Statement”) and a WHITE universal proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on December 3, 2024 in connection with such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH DEFINITIVE PROXY STATEMENT, ACCOMPANYING WHITE UNIVERSAL PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Definitive Proxy Statement contains information regarding the identity of the participants, and their direct and indirect interests, by security holdings or otherwise, in the Company’s securities and can be found in the appendix titled “Supplemental Information Regarding Participants in the Solicitation” of the Definitive Proxy Statement and available here. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website available here or through the SEC’s website at www.sec.gov. Shareholders will be able to obtain the Definitive Proxy Statement, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at https://investors.airproducts.com. Cautionary Statement The timing of these postings are made at the discretion of the Company. Readers should not assume that the information contained on this website has been updated or otherwise contains current information. The Company does not review past postings to determine whether they remain accurate, and information contained in such postings may have been superseded. This website contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on managements expectations and assumptions as of the date of this release and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including the risk factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and other factors disclosed in our filings with the Securities and Exchange Commission. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs or expectations or any change in events, conditions or circumstances upon which any such forward-looking statements are based. Testimonials, Other Quotations and Third-Party Statements This website may contain or refer to news, commentary and other information relating to the Company generated by, or sourced from, persons or companies that are not affiliated with the Company. The Company has neither sought nor obtained consent from any other third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, including, without limitation, information generated by Mantle Ridge LP or its affiliated parties (collectively, the “Dissident Group”). The Company has not assisted in the preparation of any third party information, including, without limitation, information generated by the Dissident Group. Any statement or information that is obtained or derived from statements made or published by a third party should not be viewed as indicating the support of such third party for any view expressed on this website. This website may contain links to articles and/or videos (collectively, “Media”). The views and opinions expressed in such Media or those of the author(s)/speaker(s) referenced or quoted in such Media, unless specifically noted otherwise, do not necessarily represent the opinions of the Company. AIR -A GENERATING Home PRODUCTS A CLEANER FUTURE Our Board Strategy Investor Resources What Others Are Saying How to Vote X in o Copyright © 1996-2024 Air Products and Chemicals, Inc. All Rights Reserved. Privacy Notice Your Privacy Rights

Mantle Ridge’s Proposed Nominees We believe Mantle Ridge nominees have been selected not because their experience is superior to or more relevant than our existing nominees, but rather because of pre-existing relationships with Mr. Hilal or reliability as a previous activist nominee. Dennis Reilley Paul Hilal Tracy McKibben Andrew Evans MANTLE RIDGE CEO AND NOMINEE No relevant industry experience coupled with a track record of value destruction at Mantle Ridge: No industry experience with the board or operations of an industrial gas or chemicals company Track record of value destruction and mismanaged succession processes at all of Mantle Ridge’s major activism campaigns - Aramark, CSX, and Dollar Tree, overseen from Vice Chairman role at all three companies Either was not aware of or did not care about alleged insider trading probes involving Dennis Reilley, which demonstrates lack of judgment and care for corporate governance and ethics Dissident director slate appears assembled largely based on previous relationships and the activism involvement as opposed to fit-for-purpose recruitment Every Mantle Ridge candidate has served on an activist’s dissident nominee slate in one or more contested proxy situations and Mr. Reilley has a longstanding relationship with Mr. Hilal Under his board oversight, CSX said in October 2024 it had received a subpoena from the Securities and Exchange Commission over an accounting restatement, as well as information requests about some of the company’s performance metrics Track record of value destruction: TSDR relative to the S&P 500 during his Board tenures* Dollar Tree (10496) CSX (69%) Aramark (6396) *Reflects dividend-adjusted total return percentage over tenure or as of December 13, 2024 for current positions Mantle Ridge would remove our Lead Independent Director’s significant operating and supply chain expertise. Learn more about Edward L. Monser, Lead Independent Director of Air Products, who has significant experience in industrial operations and supply chain optimization.

AIR PRODUCTS
Home Board Strategy Mantle Ridge Nominees Resources Advocacy
HOW TO VOTE

Mantle Ridge's Proposed Nominees

We believe Mantle Ridge nominees have been selected not because their experience is superior to or more relevant than our existing nominees, but rather because of pre-existing relationships with Mr. Hilal or reliability as a previous activist nominee.

Dennis Reilley Paul Hilal Tracy McKibben Andrew Evans



MANTLE RIDGE NOMINEE

Less Relevant Experience Than Targeted Directors

- Appears to have significantly less legal experience than Mr. Cogut
- Energy experience via advisory work at MAC Energy Group is duplicative given Lisa Davis and Alfred Stern's significant energy expertise
- Public Board experience includes involvement in controversial activism campaigns

Former Activist Nominee:

- Clinton Group's candidate at Gleacher & Company
- While a Director at Imation, launched proxy contest with Clinton Group at Arlington Asset Investment

Governance / Ethics Issues:

Ecolab

- Tenure as a director at Ecolab includes numerous class action lawsuits pertaining to wage and hour violations resulting in $50 million in settlement payments; Ms. McKibben currently sits on the Compensation & Human Capital Management Committee
- Tenure also overlaps with former Mantle Ridge nominee Jonathan Zillmer; Mr. Zillmer was appointed via Mantle Ridge campaigns both as a director at CSX and as CEO at Aramark

Imitation

- While a director at Imation, McKibben appears to have allowed the company to be used as a shell by hedge fund Clinton Group for an unsuccessful activist campaign, drawing criticism from ISS and Glass Lewis, who criticized Imation heavily for engaging in related-party transactions with Clinton that they said served to enrich the latter. While McKibben was a director, Imation ultimately delisted and its share price fell to a low of $0.75

Mantle Ridge would remove significant legal and M&A expertise. Learn more about Charles Cogut, Independent Director of Air Products and a leading corporate lawyer with multi-jurisdictional M&A expertise.

Mantle Ridge’s Proposed Nominees We believe Mantle Ridge nominees have been selected not because their experience is superior to or more relevant than our existing nominees, but rather because of pre-existing relationships with Mr. Hilal or reliability as a previous activist nominee. Dennis Reilley Paul Hilal Tracy McKibben Andrew Evans MANTLE RIDGE NOMINEE Less Relevant Experience Than Targeted Directors Public C-Suite and Board experience limited to U.S. companies Oil and gas industry credentials and renewable energy project experience pale in caliber to those of Lisa Davis As CFO of Southern Co between 2018 and 2021, Evans oversaw the finances of the Vogtle nuclear power plant expansion project, which was plagued by construction delays and cost overruns. The project, which was supposed to herald a nuclear power revival in the United States, was 7 years late and $ 17 billion over budget Former Activist Nominee: Previous Board appointment via activism by Icahn at Southwest Gas has resulted in - (75)% TSR vs. the S&P 500 over his tenure* *Reflects dividend-adjusted total return percentage over tenure or as of December 13,2024 for current positions Governance / Ethics Issues: Tenure as CFO at AGL involved a regulatory action and class action lawsuit filed against an AGL subsidiary over allegations the company overcharged customers for both natural gas and for customer service charges Mantle Ridge would remove critical energy and renewables expertise. Learn more about Lisa A. Davis, Independent Director of Air Products, who has extensive experience leading world-scale energy projects, including renewables.

Also on December 18, 2024, the Company posted the following material on its website, https://www.airproducts.com/:

Airproducts.com AIR J. Gas Supply Industries Applications MyAirProducts Q PRODUCTS t;,:.; Air Products Files Air Products Board Air Products Air Products Issues Investor of Directors Issues Highlights Statement Presentation Letter to Successful Track Highlighting Shareholders Record of Delivering Successful Two-Pillar Highlight ing Significant Strategy to Deliver Company’s Success Shareholder Value Superior and Addressing Through Disciplined Shareholder Value Mantle Ridge’s Execution of Two-Inaccurate Pillar Growth Statements, Short- Strategy Sighted Campaign, and History of Value Destruction

AIR J. PRODUCTS~ Gas Supply Industries Applications MyAirProducts Q NEWS CENTER Air Products Files Investor Presentation Highlighting Successful Two-Pillar Strategy to Deliver Superior Shareholder Value Air Product s Board of Directors announced it has posted an investor presentation and mailed a lett er t o shareholders in connection with it s upcoming 2025 Annual Meeting of Shareholders, t o be held on j an uary 23. 2025. Read More

R~C~NT N~WS18 DECEMBER 2024 26 NOVEMBER 2024 Air Products Files Air Products Board Air Products Air Products’ Investor of Directors Issues Highlights Chairman, Presentation Letter to Successful Track President and CEO Highlighting Shareholders Record of Seifi Ghasemi to Successful Two- Highlight ing Delivering Speak at Goldman Pillar Strategy to Company’s Success Significant Sachs Industrials & Deliver Superior and Addressing Shareholder Value Materials Shareholder Value Mantle Ridge’s Through Conference on Inaccurate Disciplined December 5 Statements, Short- Execution of Two-Sighted Campaign, Pillar Growth and History of Strategy Value Destruction ~Select Feed All Topics 18DECEMBER 2024 Air Products Files Investor Presentation Highlighting Successful Two-Pillar Strategy to Deliver Superior Shareholder Value Air Products Board of Directors announcro ot has postro an investor presentation and ma led a letter to shareho lders on connection with its upcoming 2025 Annual Meeting of Shareholders. t o be held on january 23. 2025

Also on December 18, 2024, the Company posted the following material on its website, https://www.investors.airproducts.com/:

Investors.airproducts.com RECENT NEWS VIew All News ~Air Products Flies Atr Products Board Atr Products Atr Products’ Investor of Dtrectors Issues Htghhghts Successful Chatrman. President Presentation Letter to Track Record of and CEO Seift Highlighting Shareholders Delivering Significant Ghasemi to Speak at Successful Two-Pillar Htghhghtmg Shareholder Value Goldman Sachs Strategy to Deliver Company’s Success Through DISCiplined lndustnals & Supenor and Addressmg Executton ofTwo- Matenals Shareholder Value Mantle Rtdge’s Ptllar Growth Conference on Inaccurate Strategy December 5 Statements. Shor t-Stghted Campaign, and History of Value Destruction

Also on December 18, 2024, the Company made the following posts to its social media platforms:

Air Products Files Investor Presentation Highlighting Successful Two-Pillar Strategy to Deliver Superior Shareholder Value

Facebook social post ir Products 1m Air Products Board of Directors today announced that it has posted an investor presentation and mailed a letter to shareholders in connection with its upcoming 2025 Annual Meeting of Shareholders, to be held at 8:30 a.m. USET on January 23, 2025. All Air Products shareholders of record as of the close of business on November 27, 2024 will be entitled to vote at the Annual Meeting. The presentation and letter are both available at https://brnw.ch/21wPvAX. Read the news release: https://brnw.ch/21wPvAW Air Products Files Investor Presentation Highlighting Successful Two-Pillar Strategy to

LinkedIn Social Post Air Products 473 364 followers Im ® Air Products Board of Directors today announced that it has posted an investor presentation and mailed a letter to shareholders in connection with its upcoming 2025 Annual Meeting of Shareholders, to be held at 8:30 a.m. USET on January 23, 2025. All Air Products shareholders of record as of the close of business on November 27.2024 will be entitled to vote at the Annual Meeting. The presentation and etter are both available at voteairproducts.com. Read the news re ease: https://lnkd.in/eV4k59wp Air Products Files Investor Presentation Highlighting Successful Two-Pillar Strategy to